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Tampa Bay Business Journal

After one-month whirlwind courtship, Tech Data CEO talks $5.4B Apollo acquisition details

Lauren Coffey

13 November 2019

One month after serious conversations — with trips to both Tampa and New York City — Apollo Global has formally submitted a $5.4 billion bid to buy Clearwater-based Tech Data Corp., the Tampa Bay area’s largest public company.

“The good news is Apollo is in the business of owning companies,” Tech Data CEO Richard Hume said in an interview with the Tampa Bay Business Journal, about Apollo’s long list of acquisitions. “So, they know how to approach it. ... I think having them follow us, they had recognized, first of all, we had an industry-leading capability within the IT distribution space. They appreciated our capabilities in our team and then they have obviously studied our journey and performance of the company over a long period of time and admired our execution. As they got closer to that, they became more interested.”

Tech Data, which had $37 billion in reported 2018 revenue, was not in need of financial assistance. However, when Apollo Global presented the offer with a 24 percent premium to the unaffected 30-day volume weighted average closing share price, Hume said he had a duty to look at the deal for his shareholders.

“It was a combination of being very attractive with shareholders and positioning the company with deep resources to invest in our future,” Hume said. “This industry is always in a state of flux, but having a deeper capability to invest in the business going forward is something that can accelerate your business going forward. That was sort of a deciding moment.”

Tech Data has until Dec. 9 in what is known as a “go shop” deal, allowing Tech Data’s banking institution Bank of America to field any additional interest or offers.

Because the deal is in flux, and both Tech Data (NASDAQ: TECD) and Apollo Global (NYSE: APO) are publicly owned companies, Hume was careful as to what details to disclose — including the amount of potential millionaires made from the buyout, for example.

But some concrete shifts will occur: the 10-person board would sunset and be replaced with Apollo Global’s own. Hume will no longer run the quarterly earnings calls. Perhaps the largest concern was the location of the Clearwater headquarters, which Hume was firm to say would stay in place.

“It’s not a competitive acquisition where two companies are pushed together; this is a situation where Tech Data stays as one company,” Hume said. “Its headquarters will continue to be Clearwater. We will have the epicenter of running the business and have the full intention of making sure the culture and value is maintained.”

While the company would no longer have any local ownership, Hume says if the deal goes through, Tech Data will continue to do what made it appealing to Apollo Global in the first place: focus on the culture within the company and beyond the office walls.

“Apollo absolutely encourages us to have autonomy and keep our personality, so we fully intend to make sure that’s the case,” he said. “From the community perspective, what’s incredible is engagement comes from the bottom, not top down. As constituents come together with interest, the initiatives grow and flourish. We will not change that.”

While Hume said Tech Data is “pretty firm” when it comes to its global expansion, he believes the potential partnership could lend itself to further acquisitions on behalf of Tech Data down the line.

“Within our industry it’s not uncommon to not only grow organically, but grow through acquisition,” he said. “Given the level of assets that they manage, clearly we have the opportunity in the future, should they decide, to also be inquisitive in helping us acquire the capability to advance our strategy.”

As Tech Data nears its 45th birthday next month, Hume reflected on the company’s trajectory under founder Steve Raymund, catapulting to become a $37 billion company.

“We have come through the journey, have been an active, supportive corporate citizen of Tampa Bay and are now turning a new page to the Tampa Bay chapter,” Hume said. “Our structure will change, from investors going from thousands to one, but our journey will continue the way it has over the past 45 years: as a responsible and engaging corporate citizen.”

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

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This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.